EXHIBIT 4.1
                                                                     -----------

                                   AGRIUM INC.

                              AMENDED AND RESTATED
                        STOCK OPTION AND TANDEM SAR PLAN

                         EFFECTIVE DATE: JANUARY 1, 2004
         AS AMENDED MAY 9, 2005, DECEMBER 13, 2005 AND FEBRUARY 21, 2007

1.   PURPOSE OF PLAN

     1.1 The purpose of the Plan is to assist officers and employees of the Corporation and of any Affiliate of the Corporation to participate in the growth and development of the Corporation and its Affiliates by providing such persons with the opportunity, through share options and share appreciation rights, to participate in an increase in the equity value of the Corporation that will be aligned with the interests of the shareholders of the Corporation.

2.   DEFINED TERMS

     In the Plan, the following terms shall have the following meanings, respectively:

     2.1 "AFFILIATE" means an "affiliate" as defined in Section 1.2 of National Instrument 45-106 - PROSPECTUS AND REGISTRATION EXEMPTIONS, and for purposes of Section 1.2(b) thereof, "CONTROL" shall be interpreted with reference to Section 2.23 thereof;

     2.2 "BOARD" means the board of directors of the Corporation or, if established and duly authorized to act with respect to this Plan, any committee of the board of directors of the Corporation;

     2.3 "BUSINESS DAY" means any day, other than a Saturday or a Sunday, on which the Exchange is open for trading;

     2.4 "CODE" means the United States INTERNAL REVENUE CODE OF 1986, as amended, and the regulations thereto;

     2.5    "CORPORATION" means Agrium Inc.;

     2.6 "ELIGIBLE PERSON" means any officer or employee of the Corporation or of any Affiliate of the Corporation;

     2.7 "EXCHANGE" means the Toronto Stock Exchange and, where the context permits, any other exchange on which the Shares are listed from time to time;

     2.8 "EXERCISE PRICE" means the price per Share in U.S. dollars at which Shares may be purchased under the Option, as the same may be adjusted from time to time in accordance with Article 10;

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                                      -2-


     2.9    "INSIDER" means:

            (i) an insider (as defined in Section 1(aa) of the SECURITIES ACT (Alberta)), except that a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary or an affiliate (as defined in Sections 4 and 2, respectively, of the SECURITIES ACT (Alberta)) of the Corporation shall not be an insider for purposes hereof, unless such director or senior officer:

                    (a) in the ordinary course receives or has access to information as to material facts or material changes concerning the Corporation before the material facts or material changes are generally disclosed;

                    (b)     is  a  director  or  senior   officer  of  a  major
                            subsidiary  (as  defined  in  National   Instrument
                            55-101 - INSIDER REPORTING EXEMPTIONS); or

                    (c) is an insider of the Corporation in a capacity other than as a director or senior officer of the subsidiary or affiliate of the Corporation; and

            (ii) an associate (as defined in Section 1(c) of the SECURITIES ACT (Alberta)) or affiliate of any person who is an insider by virtue of clause (i) above;

     2.10 "MARKET PRICE" in U.S. dollars, at any date in respect of the Shares shall be either:

            (i) the closing price of the Shares on the Toronto Stock Exchange in Canadian dollars, converted to U.S. dollars based on the Bank of Canada noon rate, on the last Business Day preceding the date on which the Option is granted by the Board; or

            (ii) in the discretion of the Board, such price as may be determined by any mechanism for establishing the market value of the Shares approved by the Board and satisfactory to the Toronto Stock Exchange;

     2.11   "OPTION" means an option to purchase Shares granted under the Plan;

     2.12 "OPTIONEE" means an Eligible Person to whom an Option has been granted;

     2.13   "PLAN" means this stock option plan, as amended from time to time;

     2.14 "SAR" and "SARS" have the meanings ascribed thereto in Section 6 hereof;

     2.15 "SECURITY BASED COMPENSATION ARRANGEMENT" has the meaning ascribed in Section 613(b) of the TORONTO STOCK EXCHANGE COMPANY MANUAL, and includes:

            (a) stock option plans for the benefit of employees, insiders, service providers or any one of such groups;

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                                      -3-


            (b) individual stock options granted to employees, service providers or insiders if not granted pursuant to a plan previously approved by the Corporation's security holders;

            (c)     stock  purchase  plans  where  the   Corporation   provides
                    financial assistance or where the Corporation matches the whole or a portion of the securities being purchased;

            (d) stock appreciation rights involving issuances of securities from treasury;

            (e) any other compensation or incentive mechanism involving the issuance or potential issuances of securities of the Corporation; and

            (f) security purchases from treasury by an employee, insider or service provider which is financially assisted by the Corporation by any means whatsoever.

     2.16 "SHARES" means the common shares of the Corporation, or, in the event of an adjustment contemplated by Article 10, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment; and

     2.17 "SURRENDER PRICE" in U.S. dollars, means, at any date in respect of the Shares, the highest price of a Share on the Toronto Stock Exchange in Canadian dollars, converted to U.S. dollars based on the Bank of Canada noon rate on such date, or if the Shares are not listed on the Toronto Stock Exchange, then the highest price of a Share on the New York Stock Exchange on such date, or if the Shares are not listed on any stock exchange, then on the over-the-counter market on that date.

3.   ADMINISTRATION OF THE PLAN

     3.1    The Plan shall be administered by the Board.

     3.2 The Board shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan, to:

            (a) establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

            (b) interpret and construe the Plan and to determine all questions arising out of the Plan and any Option or SAR granted pursuant to the Plan, and any such interpretation, construction or termination made by the Board shall be final, binding and conclusive for all purposes on the Corporation and the Optionee;

            (c)     grant Options;

            (d)     determine which Eligible Persons are granted Options;

            (e)     determine the number of Shares covered by each Option;

            (f)     determine the Exercise Price;

            (g) determine the time or times when Options will be granted and exercisable;

            (h) determine if the Shares that are subject to an Option will be subject to any restrictions upon the exercise of such Option;

            (i) determine if SARs will be granted in connection with each Option; and

            (j) prescribe the form of documents relating to the grant, exercise and other terms of Options.

4.   SHARES SUBJECT TO PLAN

     4.1    Options  may be  granted  in respect  of  authorized  and  unissued
            Shares, provided that the aggregate number of Shares reserved for issuance under this Plan, subject to adjustment or increase of such number pursuant to the provisions of Article 10, shall not exceed the aggregate number of Shares approved by the shareholders of the Corporation to be reserved for issuance under the Plan, from time to time, which number of Shares is, as at February 21, 2007, 12,650,625 and which, as at May 9, 2007, shall (subject to shareholder approval) increase by 1,000,000. Shares in respect of which Options are not exercised or in respect of which Options are terminated on the exercise of connected SARs shall be available for subsequent Options under the Plan. No fractional shares may be purchased or issued under the Plan.

5.   ELIGIBILITY, GRANT AND TERMS OF OPTIONS

     5.1 Options may be granted to officers or employees of the Corporation or of any Affiliate of the Corporation.

     5.2 Subject to, and except as herein and as otherwise specifically provided for in this Plan, the number of Shares subject to each Option, the Exercise Price, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Board; provided however, that if no specific determination is made by the Board with respect to any of the following matters, each Option shall, subject to any other specific provisions of the Plan, contain the following terms and conditions:

            (a) the period during which an Option shall be exercisable shall be ten years from the date the Option is granted to the Optionee;

            (b) the Option shall vest as to 25% of the number of Shares granted by such Option on each of the first through fourth anniversaries of the grant of such Option; and

            (c) the Exercise Price shall be deemed to be the closing price of the Shares on the Toronto Stock Exchange in Canadian dollars, converted to U.S. dollars based on the Bank of Canada noon rate, on the last Business Day preceding the date on which the Option is granted by the Board.

     5.3 The Exercise Price of Shares that are subject to any Option shall in no circumstances be lower than the Market Price of the Shares at the date of the grant of the Option.

     5.4 The total number of Shares to be optioned to any Optionee under this Plan shall not exceed 5% of the issued and outstanding Shares (on a non-diluted basis) at the date of the grant of the Option.

     5.5 The maximum number of Shares which may be reserved for issuance to Insiders under the Plan shall be 10% of the Shares outstanding at the time of the grant (on a non-diluted basis), less the aggregate number of Shares reserved for issuance to Insiders under any other Security Based Compensation Arrangement.

     5.6 The maximum number of Shares which may be issued to Insiders under the Plan within a one year period shall be 10% of the Shares outstanding at the time of the issuance (on a non-diluted basis), excluding Shares issued under the Plan or any other Security Based Compensation Arrangement over the preceding one year period. The maximum number of Shares which may be issued to any one Insider under the Plan or any other Security Based Compensation Arrangement within a one year period shall be 5% of the Shares outstanding at the time of the issuance (on a non-diluted basis), excluding Shares issued to such Insider under the Plan or any other Security Based Compensation Arrangement over the preceding one year period.

     5.7 Any entitlement to acquire Shares granted pursuant to the Plan or any other Security Based Compensation Arrangement prior to the Optionee becoming an Insider shall be excluded for the purposes of the limits set out in 5.5 and 5.6 above.

     5.8    (a)     Except as provided in Section 5.8(b)  hereof,  an Option is personal to the Optionee and is non-transferable and non-assignable, other than by will or the laws relating to intestacy.

            (b) Notwithstanding Section 5.8(a) hereof, an Optionee may transfer an Option (other than an incentive stock option under Code Section 422) to any of the following permitted assigns:

                    (i)     the Optionee's spouse;

                    (ii) a trustee, custodian or administrator acting on behalf of or for the benefit of the Optionee or the Optionee's spouse;

                    (iii) a personal holding corporation, partnership (including a family limited partnership), family trust or other entity controlled by the Optionee or the Optionee's spouse, or the shareholders, partners, or beneficiaries of which are any combination of the Optionee, the Optionee's spouse, the Optionee's children or the Optionee's grandchildren;

                    (iv) an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative controlled by the Optionee or the Optionee's spouse; or

                    (v) a registered retirement income fund or a registered retirement savings plan (as each such term is defined in the INCOME TAX ACT (Canada)) of the Optionee or the Optionee's spouse.

6.   ELIGIBILITY, GRANT AND TERMS OF TANDEM SARS

     6.1 At the discretion of the Board, an Option granted under this Plan on or after January 1, 2004, may have connected therewith, at or after the time of the grant, a number of stock appreciation rights (a "SAR" or "SARS") equal to the number of Shares covered by the Option. Each SAR in respect of a Share shall entitle the Optionee, at his or her option, to surrender to the Corporation, unexercised, the right to subscribe for such Share pursuant to the related Option and to receive from the Corporation or an Affiliate of the Corporation, as applicable, cash in an amount equal to the excess of the Surrender Price over the Exercise Price provided in the related Option, net of any applicable withholding (including withholding taxes). Each exercise of a SAR in respect of a Share covered by a related Option shall terminate that Option in respect of such Share and such Option in respect of such Share shall be of no further force or effect. Unexercised SARs shall terminate when the related Option is exercised or such Option terminates or expires, as applicable. A SAR is personal to the Optionee and is non-transferable and non-assignable, except in connection with the transfer of an Option in accordance with Section 5.8 hereof.

7.   TERMINATION OF POSITION

     7.1 Subject to Section 7.2 hereof and to any express resolution passed by the Board with respect to an Option, an Option and all rights to purchase Shares pursuant thereto shall expire in accordance with the terms of the Option.

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                                      -7-


     7.2 If, before the expiry of an Option in accordance with the terms thereof, the employment of the Optionee by the Corporation or by any Affiliate of the Corporation or the position of Optionee as a director of the Corporation shall terminate for any reason whatsoever, such Option may, subject to the terms thereof and any other terms of the Plan, be exercised by the Optionee, or, if the Optionee is deceased by the legal personal representative(s) of the estate of the Optionee on the following basis(1):

              REASON FOR            ACCELERATION OF VESTING               OPTION EXERCISE
             TERMINATION
     OPTIONEES OTHER THAN
     DIRECTORS

     Death                        Immediate full vesting         Earlier of scheduled  expiry date of the
                                                                 Option and one year from event

     Termination without cause    Same                           Earlier of scheduled  expiry date of the
                                                                 Option  and one year from the end of the
                                                                 agreed or  otherwise  binding  severance
                                                                 period

     Retirement at age 65         In accordance with the         Earlier of the scheduled  expiry date of
                                  terms of the Options           the  Option  and four  years  from  date
                                                                 upon which  Optionee  ceases  employment
                                                                 with the Corporation


     Retirement  required by      In accordance with the         Earlier of the scheduled  expiry date of
     Corporation  before age 65   terms of the Options           the  Option  and four  years  from  date
                                                                 upon  which   notice  of   dismissal  or
                                                                 termination  of  employment  is provided
                                                                 to the Optionee by the Corporation.


     Early  retirement  at  the   In accordance with the         Earlier of the scheduled  expiry date of
     election of Optionee  upon   terms of the Options           the  Option  and four  years  from  date
     Optionee   attaining  both                                  upon which  Optionee  ceases  employment
     age  55 and  20  years  or                                  with the Corporation
     more of  service  with the
     Corporation or predecessor
     companies

------------------------------------
(1) Amendments to Section 7.2 of the Plan were approved by shareholders effective May 10, 2000. The Section 7.2 reproduced here is the Section as amended on May 10, 2000. This Section applies to all options granted subsequent to that date and all options granted prior to that date where the optionholder has agreed to have the revised Section 7.2 apply to those options. The prior Section 7.2 would continue to apply to options granted prior to May 10, 2000 for which the optionholders have not agreed to have the revisions apply. The prior Section 7.2 that would apply in these circumstances is attached as Schedule "A" to this plan.

              REASON FOR            ACCELERATION OF VESTING               OPTION EXERCISE
             TERMINATION
     Resignation                  In accordance with terms       Earlier of scheduled  expiry date of the
                                  of the Options                 Option and 60 days from  effective  date
                                                                 of resignation

     Termination  with cause or   Same                           Same
     any other termination

     DIRECTORS(2)

     Death                        Immediate full vesting         Earlier of scheduled  expiry date of the
                                                                 Option and one year from event

     Retirement  in  accordance   In accordance with the         Earlier of the scheduled  expiry date of
     with   the   Corporation's   terms of the Options           the  Option  and four  years  from  date
     rules  respecting  retire-                                  upon  which  Director   ceases  to  hold
     ment age for Directors                                      office

     Not Renominated or           In accordance with the         Earlier of scheduled  expiry date of the
     Re-elected                   terms of the Options           Option  and  four  years  from  the date
                                                                 upon which the  Director  ceases to hold
                                                                 office

     Resignation                  In accordance with terms       Earlier of scheduled  expiry date of the
                                  of the Options                 Option and 60 days from  effective  date
                                                                 of resignation

     Any other termination or     Same                           Same
     removal

     7.3 Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director where the Optionee continues to be employed on a full-time basis by, or continues to be a director or officer of, the Corporation or any Affiliate of the Corporation.

     7.4 If an Option expires during, or within five Business Days after, a trading black-out period imposed by the Corporation to restrict trades in the Corporation's securities, then, notwithstanding any other provision of the Plan, the expiry date of the Option shall be deemed to be extended for a period of ten Business Days less the number of Business Days between the date on which the trading

----------------------
(2) Prior to March 25, 2002, the Plan provided for the grant of Options to directors of the Corporation and a number of Options had been granted to directors and remained outstanding at the date of the amendments.

            black-out period is lifted by the Corporation and the date on which the Option would have otherwise expired.

8.   EXERCISE OF OPTIONS

     8.1 Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its head office of a written notice of exercise addressed to the Corporate Secretary specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Exercise Price of the Shares to be purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

     8.2 Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation's obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

            (a) completion of such registration or other qualification of such Shares or obtaining approval of such governmental authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

            (b) the listing of such Shares on any stock exchange on which the Shares may then be listed; and

            (c) the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Shares, as the Corporation or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

            In this connection the Corporation shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Shares are then listed.

9.   EXERCISE OF SARS

     9.1 Subject to the provisions of the Plan, SARs may be exercised from time to time by delivery to the Corporation at its head office of a written notice of exercise specifying the number of rights to subscribe for a Share, to which a SAR is connected, that the Optionee is electing to surrender. Cash in an amount equal to the aggregate of the amounts payable under Section 6.1 in respect of the surrender of such rights, net of any applicable withholdings (including withholding taxes), shall be delivered to the Optionee within a reasonable time following the receipt of such notice.

     9.2 Payments pursuant to this Section 9 shall be made by either the Corporation, or the Affiliate of the Corporation that employs the Optionee, as directed by the Board from time to time.

10.  CHANGE OF CONTROL AND CERTAIN ADJUSTMENTS

     10.1 If, during the term of an Option, the Corporation shall file articles of arrangement providing that its outstanding Shares are transferred in exchange for securities of another corporation or shall merge into or amalgamate with any other corporation or shall sell the whole or substantially the whole of its assets and undertaking for securities of another corporation, the Corporation will make provision that, upon the exercise of the Option during its unexpired period after the effective date of such arrangement, merger, amalgamation or sale, the Optionee shall receive such number of securities of the other, continuing or successor corporation in such arrangement, merger or amalgamation or of the shares of the purchasing corporation in such sale as such Optionee would have received as a result of such arrangement, merger, amalgamation or sale if the Option was vested and had been fully exercised for Shares at the Exercise Price immediately prior to the completion of such arrangement, merger, amalgamation or sale. Upon such provision being made, the obligation of the Corporation to the Optionee in respect of the Shares then remaining subject to the Option shall terminate and be at an end.

     10.2 If a take-over bid (as defined in the SECURITIES ACT (Alberta)) which is not exempt from the take-over bid requirements of the SECURITIES ACT (Alberta) shall be made for the Shares:

            (a) the Corporation will ensure that each Optionee shall have the same rights in respect of such bid as such Optionee would have if, at all material times, the Optionee's outstanding unvested Options were vested and the Optionee's Options (vested and unvested) had been fully exercised for Shares at the Exercise Price immediately prior to the commencement of such bid;

            (b)     concurrent with the completion of each such bid,

                    (i) the Optionee's outstanding unvested Options shall automatically vest; and

                    (ii) the Optionee shall exercise such Options, execute and deliver such documents and instruments, and take such other action;

                    as may be required consistent with the Optionee's exercise of the rights pursuant to Section 10.2(a) above and the number of the Optionee's Shares to be taken up and paid for pursuant to such bid at that time.

     10.3 Appropriate adjustments regarding Options granted or to be granted, in the number of Shares optioned and in the Exercise Price, shall be made by the Board to give effect to adjustments in the number of

            Shares resulting from subdivisions, consolidations or reclassifications of the Shares, the payment of stock dividends by the Corporation (other than dividends in the ordinary course) or other relevant changes in the capital stock of the Corporation. The appropriate adjustment in any particular circumstance shall be conclusively determined by the Board in its sole discretion, subject to approval by the shareholders of the Corporation and to acceptance by the Toronto Stock Exchange, respectively, if applicable.

11.  AMENDMENT OR DISCONTINUANCE OF PLAN AND OPTIONS GRANTED UNDER THE PLAN

     11.1 The Board may amend, suspend or discontinue the Plan, and amend or discontinue any Options granted under the Plan, at any time.
            Without limiting the foregoing, the Board is specifically authorized to amend the terms of the Plan, and the terms of any Options granted under the Plan, without obtaining shareholder approval, to:

            (a)     amend the vesting provisions;

            (b) amend the termination provisions, except as otherwise provided in Section 11.3(b) hereof;

            (c) amend the eligibility requirements of Eligible Persons which would have the potential of broadening or increasing Insider participation, except as otherwise provided in
                    Section 11.2(c) hereof;

            (d)     add any form of financial assistance;

            (e) amend a financial assistance provision which is more favourable to Eligible Persons;

            (f) add a cashless exercise feature, payable in cash or securities, whether or not the feature provides for a full deduction of the number of underlying Shares from the reserved Shares;

            (g) add a deferred or restricted share unit or any other provision which results in Eligible Persons receiving securities while no cash consideration is received by the Corporation; and

            (h)     make other amendments of a housekeeping nature.

            For greater certainty, the Board may at any time without requiring the consent or agreement of an Optionee add SARs to any Option granted on or after January 1, 2004 that was granted without connected SARs.

     11.2   Notwithstanding Section 11.1, no amendments to the Plan to:

            (a) increase the number of Shares reserved for issuance under the Plan (including a change from a fixed maximum number of Shares to a fixed maximum percentage of Shares);

            (b) change the manner of determining the Exercise Price so that the Exercise Price is less than the Market Price of the Common Shares on the date on which the Option is granted by the Board;

            (c) include directors who are not also officers or employees of the Corporation or any Affiliate of the Corporation as Eligible Persons for purposes of the Plan; or

            (d)     amend Section 5.8 hereof;

            shall be made without obtaining approval of the shareholders in accordance with the requirements of the Exchange.

     11.3   Notwithstanding Section 11.1, no amendments to granted Options to:

            (a) reduce the Exercise Price, or cancel and reissue any Options or SARs so as to in effect reduce the Exercise Price;

            (b) extend the termination date beyond the original expiration date, other than in accordance with Section 7.4 hereof; or

            (c) permit granted Options to be transferable or assignable other than in accordance with Section 5.8 hereof;

            shall be made without obtaining approval of the shareholders in accordance with the requirements of the Exchange; and no action shall be taken with respect to granted Options without the consent of the Optionee, unless the Board determines that such action does not materially alter or impair such Option.

     11.4 No amendment, suspension or discontinuance of the Plan or of any granted Option may contravene the requirements of the Exchange or any securities commission or regulatory body to which the Plan or the Corporation is now or may hereafter be subject to.

12.  ACCOUNTS AND STATEMENTS

     12.1 The Corporation shall maintain records of the details of each Option and SAR granted to each Optionee under the Plan. Upon request therefor from an Optionee and at such other times as the Corporation shall determine, the Corporation shall furnish the Optionee with a statement setting forth details of his or her Options and SARs. Such statement shall be deemed to have been accepted by the Optionee as correct unless written notice to the contrary is given to the Corporation within 10 days after such statement is given to the Optionee.

13.  NOTICES

     13.1 Any payment, notice, statement, certificate or other instrument required or permitted to be given to an Optionee or any person claiming or deriving any rights through him or her shall be given by:

                    (i) delivering it personally to the Optionee or the person claiming or deriving rights to him or her, as the case may be; or

                    (ii) mailing it, postage paid (provided that the postal service is then in operation) or delivering it to the address which is maintained for the Optionee in the Corporation's or the Affiliate's (as the case may be) personnel records.

     13.2 Any payment, notice, statement, certificate or instrument required or permitted to be given to the Corporation shall be given by mailing it, postage prepaid (provided that the postal service is then in operation) or delivering it to the Corporation at the following address:

                    Agrium Inc.
                    13131 Lake Fraser Drive S.E.
                    Calgary, Alberta  T2J 7E8

                    Attention:  Corporate Secretary

     13.3 Any payment, notice, statement, certificate or instrument referred to in Sections 13.1 or 13.2, if delivered, shall be deemed to have been given or delivered, on the date on which it was delivered or, if mailed (provided that the postal service is then in operation), shall be deemed to have been given or delivered on the second business day following the date on which it was mailed.

14.  MISCELLANEOUS

     14.1 The holder of an Option shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan and the issuance of the Shares by the Corporation.

     14.2 Nothing in the Plan or any Option shall confer upon any Optionee any right to continue in the employ of the Corporation or any

            Affiliate of the Corporation or affect in any way the right of the Corporation or any such Affiliate to terminate his or her employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any such Affiliate to extend the employment of any Optionee beyond the time that he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any such Affiliate or any present or future retirement policy of the Corporation or any such Affiliate, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any such Affiliate. For greater certainty, a period of notice, if any, or payment in lieu thereof, upon termination of employment, wrongful or otherwise, shall not be considered as extending the period of employment for the purposes of the Plan.

     14.3 To the extent required by law or regulatory policy necessary to allow Shares issued on exercise of an Option to be free of resale restrictions, the Corporation shall report the grant, exercise or termination of the Option to the Exchange and the appropriate securities regulatory authorities.

     14.4 The Plan and all actions by the Board of Directors in respect thereof with respect to any Options granted under the Plan that are intended to qualify as "Incentive Stock Options" under the Code
            Section 422 shall comply with the requirements of such Code Section 422.

15.  SHAREHOLDER AND REGULATORY APPROVAL

     15.1 The Plan shall be subject to the approval of the shareholders of the Corporation to be given by a resolution passed at a meeting of the shareholders of the Corporation in accordance with the CANADA BUSINESS CORPORATIONS ACT and to acceptance by the Exchange. Any SARs granted under this Plan prior to such approval and acceptance shall be conditional upon such approval and acceptance being given and no such SARs may be exercised unless and until such approval and acceptance is given.

16.  TRANSITION

     16.1 This Plan, originally approved and implemented on March 15, 1995, was amended January 5, 1996, May 5, 1999; May 10, 2000 and May 8, 2002, was amended and restated effective January 1, 2004 with shareholder approval at the Annual General Meeting of Shareholders held on April 28, 2004, was further amended May 9, 2005 and December 13, 2005, and was further amended and restated effective February 21, 2007, subject to shareholder approval (to be submitted to the Corporation's shareholders for approval at the Annual and Special Meeting of Shareholders to be held on May 9, 2007), and upon shareholder approval of the Plan as amended and restated herein, this Plan shall continue in full force and effect as of February 21, 2007, as herein provided.

17.  GENERAL

     17.1 This Plan shall be construed and interpreted in accordance with the laws of Alberta.

     17.2 Any reference to a statute, regulation, rule, instrument, or policy statement shall refer to such statute, regulation, rule, instrument, or policy statement as the same may be amended, replaced or re-enacted from time to time.

     17.3 If any provision of this Plan is determined to be void, the remaining provisions shall be binding as though the void parts were deleted.

                                  SCHEDULE "A"

THE FOLLOWING IS THE VERSION OF SECTION 7.2 THAT APPLIES TO OPTIONS GRANTED PRIOR TO MAY 10, 2000 WHERE THE OPTIONHOLDER HAS NOT AGREED TO HAVE THE AMENDMENTS ENACTED ON THAT DATE APPLY TO THE OPTIONS GRANTED PRIOR TO MAY 10, 2000.

     7.2 If, before the expiry of an Option in accordance with the terms thereof, the employment of the Optionee by the Corporation or by any Subsidiary of the Corporation or the position of Optionee as a Director of the Corporation shall terminate for any reason whatsoever, such Option may, subject to the terms thereof and any other terms of the Plan, be exercised by the Optionee, or, if the Optionee is deceased by the legal personal representative(s) of the estate of the Optionee on the following basis:

               REASON FOR TERMINATION                ACCELERATION OF VESTING                OPTION EXERCISE
            OPTIONEES OTHER THAN DIRECTORS

            Death                                    Immediate full vesting         Earlier  of  Expiry  Date  and one  year
                                                                                    from event

            Retirement at normal retirement age      Same                           Same

            Early retirement required by             Same                           Same
            Corporation

            Termination without cause                Same                           Earlier  of  Expiry  Date  and one  year
                                                                                    from the end of the agreed or  otherwise
                                                                                    binding severance period

            Resignation                              In  accordance  with  terms    Earlier of Expiry  date and 60 days from
                                                     of the Options                 effective date of resignation

            Termination with cause or any other      Same                           Same
            termination

            DIRECTORS

            Death                                    Immediate full vesting         Earlier  of  Expiry  Date  and one  year
                                                                                    from event

            Retirement  in accordance  with the      Same                           Same
            Corporation's    rules   respecting
             retirement age for Directors

            Not renominated or re-elected            Same                           Earlier  of  Expiry  Date  or  one  year
                                                                                    following  the date the Director  ceases
                                                                                    to hold office

            Resignation                              In  accordance  with  terms    Earlier of Expiry  Date and 60 days from
                                                     of the Options                 effective date of resignation

            Any other termination or removal         Same                           Same